SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-12


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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
                     First Chesapeake Financial Corporation
                             Letter to Stockholders


Dear Fellow Stockholders,

There is no question that we have accomplished a great deal following the cessation of First Chesapeake's former operations and removal of management in late 1997. Since that time, our new Directors and management have worked hard to carry out various strategic initiatives to re-establish First Chesapeake as a provider of financial services and achieve profitability for our shareholders. Our operations now consist of retail and wholesale mortgage banking as conducted through First Chesapeake Funding, Collateral One Mortgage and First Prime Funding. At this time we have 12 retail offices in seven states, with applications pending in 5 additional states.

Achievements in 1998

After closing the previous operations and several months of planned dormancy, in mid-1998 we installed a new management team and elected a new Board of Directors. The new management team assessed its various business options and adopted a new strategic plan. The first priority has been to build a wholesale and retail mortgage operation through acquisition and internal growth. Our ultimate goal is to vertically integrate First Chesapeake's operations by providing a range of financial services, including various insurance and other products and services to our customers.

As part of our new business strategy, we decided to exit all non-financial services businesses and refocus on building a financial services company. Three of the unrelated businesses have been closed or sold, and we expect to divest of the fourth by year-end 1999.

Armed with a fresh management team and new strategy, First Chesapeake completed its first round of financing to re-capitalize the Company in July 1998, raising $635,000 under a subordinated debenture offering. We used the proceeds to re-establish S.E.C. and regulatory compliance and build the foundation for our new mortgage banking operations. First Chesapeake Funding was formed as a wholly-owned subsidiary in August 1998 to perform wholesale mortgage banking operations and to serve as the administrative arm for the Company's planned national retail mortgage banking operations. During the later half of 1998, we began a comprehensive search, analysis, and due diligence review of prospective acquisition candidates and reached a letter of intent to acquire our first operation.

Achievements to Date in 1999

We continued to make advances in our goal of building a national wholesale and retail mortgage operation in the first half of 1999. In February we completed a second round of financing, borrowing $1,500,000 under a bank credit facility secured by the personal guarantees of several officers and directors of the Company. The majority of the proceeds were used to establish our first retail mortgage banking operation through the acquisition of Mortgage Concepts, Inc., a Kentucky based mortgage banking firm. Mortgage Concepts, which was renamed Collateral One Mortgage, is an established originator of primarily sub-prime and alternate documentation residential mortgage loans operating in five states, including Kentucky, Indiana, Missouri, North Carolina and Tennessee (since expanding into three additional states). In line with our acquisition strategy, the company is a well-managed and profitable operation with over $100 million in annual closed loan volume.

We further expanded our retail presence in July with the launch of a new retail mortgage banking brand, First Prime Funding, and the opening of its initial location in Coral Gables, Florida which will be used as the template for future regional consumer direct operations. The Coral Gables location, staffed with ten loan officers with extensive experience in retail mortgage lending, already has a strong pipeline and profitable operations. This model has since been applied to our Sunrise, Florida branch, with continued roll-out in selected geographic regions.

Through acquisition and internal growth, and with all of the effort put into rebuilding First Chesapeake and re-establishing a financial services company, we were pleased to recently announce the first profits in our mortgage operations just over a year after new management took control of the Company. The mortgage banking segment reported revenues of $3.1 million for the first nine months of 1999 and an operating profit of $149,000 for the first time in many years.

In the fourth quarter of 1999 we entered the growing market of Internet mortgage loan originations, and expect to see this segment become a meaningful part of our mortgage banking business as well as an important component of longer term plans.

In the fourth quarter of 1999 we are also undertaking a private placement of the Company's common stock and have successfully raised $485,000 of additional capital at this writing. This additional capital will enable the Company to continue to implement its strategic plan.

Looking Forward

Your Company has moved closer to accomplishing its goal of developing a nationwide mortgage banking operation and leveraging its consumer relationships and national presence to expand into a full-service financial services company. Consistent with this strategic plan, the Company will continue to aggressively seek out and pursue other synergistic business opportunities and investments within the mortgage banking and related financial services industries through acquisition and internal growth.

Our success to date reinforces our commitment to First Chesapeake and begins to validate our strategic plan, a plan focusing on creating ever-higher levels of customer service and a broader portfolio of products and services. It is our belief that future growth can only be built on a solid foundation, one we believe we have significantly enhanced over the past year. On behalf of the new management team, I would like to express our excitement about the prospects we see before us and look forward to sharing with all our shareholders the growth of our business. It is important to note that none of this could have been possible without the hard work and commitment of all our employees. Our loan officers and staff are the key to the Company's success, and it is only through the efforts and loyalty of our employees that First Chesapeake will succeed in its mission.

Since removal of former management in late 1997, our stock price has increased by approximately 400%, a far better return than major comparative indices such as Dow Jones, the S&P 500, or the Russell 2000 (all of which have shown a roughly 100% return in the same period). Despite this strong performance for our shareholders, we are far from being satisfied. Our new management team is working diligently to build a strong, profitable business that will provide our shareholders with meaningful earnings and value over the long-term. I firmly believe that we are on the right path to maximizing the value to you, our shareholders, and look forward to announcing further exciting events as we grow this company into a national financial services provider.



Mark Mendelson
Chairman and Chief Executive Officer

                     FIRST CHESAPEAKE FINANCIAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                         To Be Held on December 27, 2001

TO THE SHAREHOLDERS OF FIRST CHESAPEAKE FINANCIAL CORPORATION:

         The annual meeting of shareholders of First Chesapeake Financial Corporation (the "Company") will be held at the Americus Centre Hotel, 541 Hamilton Street, Allentown, PA 18101, on December 27, 2001, at 3:00 P.M., local time, for the following purposes:

      1. To elect seven Directors for the ensuing year and until their successors are duly elected and qualified;

      2. To amend the 1999 Incentive Stock Option Plan to increase the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan from 1,500,000 to 2,500,000 shares; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on November 21, 2001 has been fixed as the record date for the shareholders meeting. All shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors


James J. Greenfield
Secretary

November 29, 2001

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THIS PROXY AT ANY TIME BEFORE YOUR SHARES ARE ACTUALLY VOTED AND MAY VOTE YOUR OWN SHARES IF YOU ATTEND THE MEETING IN PERSON.

                     FIRST CHESAPEAKE FINANCIAL CORPORATION

                                 PROXY STATEMENT
                   TO BE MAILED ON OR ABOUT NOVEMBER 29, 2001
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 27, 2001

         The enclosed proxy is solicited by and on behalf of the Board of Directors of First Chesapeake Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on December 27, 2001, at 3:00 p.m. local time at the Americus Centre Hotel, 541 Hamilton Street, Allentown, PA 18101or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them.

         The stock represented by all properly executed proxies received by the Secretary of the Company and not revoked will be voted for the election of all the directors nominated, unless the shareholder directs otherwise in the proxy, in which event such stock will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by giving written notice (which may be in the form of a substitute proxy delivered to the secretary of the meeting) or by attending the meeting and voting in person.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Any other matters submitted to a vote of the Shareholders will be determined by a majority of the votes cast.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Shareholders Meeting and voting in person. If you are the beneficial owner of shares of the common stock of the Company which are not registered in your name, you will need appropriate documentation from the holder of record of your shares to vote personally at the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
                  --------------------------------------------

Record Date

         The Board of Directors has fixed the close of business on November 21, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. As of the close of business on the record date, 9,936,164 shares of common stock of the Company were outstanding and entitled to vote at the annual meeting. All of such shares were of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Shareholders Meeting for each share registered under such holder's name.

         The Company's common stock is not listed on any exchange. However, market quotes for the Common Stock (under the symbol "FCFK") may be obtained from the National Association of Securities Dealers through the NASD OTC Bulletin Board, its automated system for reporting non-NASDAQ quotes. As of November 21, 2001 the high bid price was $0.31. The low offer price was $0.19, as reported on the NASD OTC Bulletin Board.

Stock Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of November 21, 2001 by i) each person known by the Company to own beneficially 5% of such stock, ii) each Director of the Company, iii) each executive officer of the Company, and iv) all Directors and executive officers of the Company as a group. Other than as listed below, the address for each of the listed individuals is: P.O. Box 207, Flourtown, PA 19031

                                                                  Number of Shares        Percent
         Name of Beneficial Owner (F1)                          Beneficially Owned        of Total
         -----------------------------                          ------------------        --------

         Mark Mendelson (F2), (F3)............................           5,101,877           40.8%
         John E. Dell (F2)  ..................................             450,000            3.6%
         Richard N. Chakejian, Jr. (F4).......................             804,834            6.4%
         Mark E. Glatz (F5)...................................           1,467,832           11.7%
         Paul Dandridge (F7)..................................              20,000            0.2%
         James Greenfield (F6)................................             138,000            1.1%
         Vincent Muratore ....................................           1,033,500            8.3%
         Pasquale Nestico (F7)................................              93,334            0.7%
         John Papandon (F6)      .............................             138,000            1.1%
         All Directors and officers as a group................           7,992,543           64.0%

         Total number of (fully diluted) shares...............          12,495,664          100.0%

NOTES:
(F1) Unless otherwise indicated, each person has sole voting and investment powers with respect to the shares
(F2) Consists of 450,000 shares of common stock owned by Mr. Dell subject to an irrevocable voting trust which is voted by Mr. Mendelson; c/o Gallagher Broidy & Butler, Attn: Thomas P. Gallagher, 212 Carnegie Center, Suite 402, Princeton, NJ 08540
(F3) Includes options to purchase 550,000 shares under the Company's 1998 Plan and 550,000 shares under the Company's 1999 ISO Plan
(F4) In September 2000, the Board of Directors terminated Richard N. Chakejian, Jr. as an officer and employee of the Company and certain subsidiaries; includes options to purchase 20,000 shares under 1998 Plan
(F5) Includes options to purchase 120,000 shares under 1998 Plan and 450,000 shares under the 1999 ISO Plan
(F6) Includes options to purchase 30,000 shares under 1998 Plan and 38,000 shares under 1999 ISO Plan
(F7)  Includes options to purchase 20,000 shares under 1999 ISO Plan

Legal Proceedings

         No director, officer, affiliate or 5% shareholder is a party adverse to the Company or has a material interest adverse to the Company in any material proceeding which, in the opinion of management, is expected to have a material impact on the financial position of the Company.

                                   PROPOSAL 1
                                   ----------

Election of Directors

         The Company's Board of Directors presently consists of seven directors. The terms of all Directors will expire at the time of the next Annual Meeting.

         Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in the Proxy Statement and has agreed that, if elected, he will serve on the Board of Directors for his term and until his successor has been elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. The Company is not aware of any family relationship among any of the directors, executive officers or nominees to become directors or executive officers of the Company. The names, positions, ages and backgrounds of nominees for director of the Company are set forth below.

Name                    Age     Position and Background
----                    ---     -----------------------

Mark Mendelson            45    Chairman  of the  Board of  Directors  and Chief
                                Executive  Officer.  Mr.  Mendelson  has  been a
                                Director of the Company since August 1996. Since
                                1984,  Mr.  Mendelson has served as Chairman and
                                Chief  Executive  Officer of Hampton Real Estate
                                Group,   Inc.,   a   diversified   real   estate
                                brokerage,   development,  and  management  firm
                                specializing   in  commercial  and   residential
                                properties  throughout  the United  States.  Mr.
                                Mendelson is a former director and past chairman
                                of  the  Audit   Committee   of  Equimark   Bank
                                Corporation (currently known as Integra) and sits on the boards of a variety of civic and philanthropic institutions.

Paul A. Dandridge         74    Director.  Mr.  Dandridge  is  an  attorney  and
                                former City of Philadelphia Judge who currently services as Chairman of Philadelphia Health
                                Management Corporation, a non-profit, public health organization committed to improving the health of the community. Mr. Dandridge was elected to fill a vacancy on the Board of Directors in September 2000.

Mark Glatz                39    Director and Chief Financial Officer.  Mr. Glatz
                                is experienced in finance, banking, and a wide array of industries, and holds a degree in accounting and an MBA in financial management.
                                Mr. Glatz has served as Chief Financial Officer of the Company since July 1998.

James Greenfield          49    Director and  Secretary.  Mr.  Greenfield  is an
                                attorney with  experience  in private  practice,
                                emphasizing  municipal law, real estate matters,
                                and   complex    commercial    litigation    and
                                arbitration.

Vincent Muratore          55    Director.   Mr.   Muratore  has  over  30  years
                                mortgage banking experience, having successfully grown organizations of over $3.0 billion and $1.5 billion of annual loan volume prior to joining the Company as a senior officer of the mortgage banking operations.

Name                    Age     Position and Background
----                    ---     -----------------------

Pasquale Nestico, M.D.    55    Director.  Dr. Nestico is a practicing physician
                                certified in cardiology and internal medicine as
                                well  as  an  extensively   published   clinical
                                professor of medicine at both Allegheny Hospital
                                (formerly  Hahnemann  University)  and Jefferson
                                Medical College.

John Papandon             39    Director.   Mr.  Papandon  is  an  attorney  and
                                Certified  Public   Accountant  with  a  Masters
                                degree in taxation with 15 years experience in the accounting industry.

         PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE IN ALL EVENTS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

         Directors are elected at each annual meeting of stockholders and serve until the next annual meeting. The bylaws of the Company require a minimum of seven Directors. Executive officers are elected annually at a meeting of the Board of Directors and, subject to individual contractual arrangements, serve at the pleasure of the Board of Directors.

Meetings and Committees of the Board
------------------------------------

         The Board of Directors held five meetings during 2000. Each director who is standing for election attended all of such meetings of the Board of Directors during which he was a director except for Mr. Coppolino, Papandon, Chakejian, Dandridge and Muratore, who each did not attend one of the meetings during their respective periods as a director in 2000.

         As of this date, the Board of Directors has held one meeting during 2001. Each director who is standing for election attended the meeting of the Board of Directors except for Mr. Greenfield who did not attend the meeting during 2001.

         The Nominating Committee considers nominees for the Board recommended by the Company's shareholders. The Nominating Committee consists of John Papandon, Mark Mendelson, and Pasquale Nestico. A shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such notice should include biographical information about the candidate and his or her qualifications for office.

         The Audit Committee consists of John Papandon and James Greenfield. The Audit Committee met twice during 2000 and, as of this date, met once in 2001. The committee's primary function is to oversee and maintain adequate financial and operating policies, safeguards and procedures exist and are followed to assure integrity of the Company's books and records and to protect its shareholders.

         The Compensation Committee consists of Paul Dandridge, John Papandon and James Greenfield. The Compensation Committee met once during 2000 and, as of this date, has yet to meet in 2001. The committee is responsible for recommending to the Board of Directors the amount and nature of compensation paid to executive officers and key employees of the Company. The principal objective in designing and recommending compensation policies is to develop and administer a comprehensive program designed to attract, motivate and retain outstanding managers who are likely to enhance the profitability of the Company and create value for its shareholders.

Compliance with Section 16(a) of the Securities Exchange Act
------------------------------------------------------------

         Section 16 (a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Security Dealers. Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors and greater than ten percent (10%) beneficial owners are in compliance with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2000.

Resignation of Board Members
----------------------------

         On May 10, 2000, Jay Vederman resigned as a Director of the Company. Mr. Vederman had served as a Director since November 1999.

         Matthew Coppolino served as a Director from July 1998 until his death in June 2000.

         In December 2000, Richard Chakejian withdrew his name from nomination as a Director of the Company and did not stand for re-election to the Board of Directors in 2001.

Compensation of Directors
-------------------------

         Directors who are not executive officers of the Company ("Outside Directors") are entitled to receive compensation of $2,000 per calendar quarter served.

         In December 1999, the Executive Compensation Committee and Board of Directors authorized the optional conversion of accrued Outside Director fees to stock options under the 1999 ISO Plan. The options are immediately vested, exercisable at $1.20 per share, and expire on December 29, 2004. The then Outside Directors elected to convert their accrued directors fees into a total of 39,000 shares under the 1999 ISO Plan.

         In June 2000 the Company awarded 50,000 option shares to the Outside Directors of the Company at that time at an exercise price of $1.50 per share and an expiration date of June 30, 2005 under the 1999 ISO Plan. Specifically, 20,000, 20,000 and 10,000 option shares were awarded to James Greenfield, John Papandon and Pasquale Nestico, respectively, based on length of service to the Company.

Compensation of Executive Officers
----------------------------------

         The following table sets forth, for the three years ended December 31, 2000, certain information as to the total remuneration paid to each of the Company's executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities:

                                                             Annual Compensation
                                                             -------------------         Other       All Other
         Name                                               Salary          Other        Reimb.     Compensation
         Principal Position (F1)                 Year       (F2)            (F3)          (F4)          (F5)
         -----------------------                 ----       ----            ----          ----          ----

         Mark Mendelson                          2000       $120,000        $    0      $12,000       $12,000
         Chairman and CEO                        1999       $120,000        $    0      $12,000       $12,000
                                                 1998       $ 75,000        $100,000    $ 9,000       $12,000

         Richard N. Chakejian, Jr. (F6)          2000       $         0     $    0      $   0         $   0
         President                               1999       $         0     $  9,515    $   0         $   0
                                                 1998       $ 50,000        $100,000    $ 9,000       $12,000


         Mark E. Glatz                           2000       $120,000        $    0      $12,000       $12,000
         Chief Financial Officer                 1999       $120,000        $    0      $12,000       $12,000
                                                 1998       $ 50,000        $ 50,000    $ 9,000       $12,000

(F1) No other executive officer had compensation whose salary and bonus exceeded $100,000.
(F2) All 2000, 1999 and 1998 salaries to the three executive officers, Messrs. Mendelson, Chakejian, Jr. and Glatz, have been deferred.
(F3)  Includes amounts converted to subordinated debentures in 1998.
(F4)  Includes   perquisites,   including   automobile  and  incidental  expense
      allowance.
(F5) Includes premiums paid or reimbursed for health, disability and life (where the spouse is the beneficiary) insurance.
(F6) In September 2000, the Board of Directors terminated Richard N. Chakejian, Jr. as an officer and employee of the Company and certain subsidiaries

Employment Agreements
---------------------

         There are no employment agreements with the above-named executive officers.

Stock Option Plans
------------------

         In May 1992, the Board of Directors adopted an Incentive Stock Option Plan (the "1992 Plan"). Pursuant to the 1992 Plan, 500,000 shares of the Company's common stock were made available for awards. The 1992 Plan allows for Incentive Stock Options intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, and for Nonqualified Stock Options not intended to qualify as Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company. Non-qualified Stock Options may be granted to employees as well as non-employee directors and consultants to the Company. Exercise prices under the Plan must be at fair market value per share at date of grant or, in the case of Incentive Stock Options granted to employees who own more than 10% of the voting power of all classes of stock of the Company, at 110% of the fair market value per share at date of grant.

         In 1999, 1992 Plan options to purchase 150,000 shares were exercised by holders; no 1992 Plan options were exercised in 1998. In 1999, the remaining 50,000 shares expired unexercised, and there are no outstanding shares under the 1992 plan. In November 2000, the Board of Directors approved the termination of the 1992 Plan.

         In July 1998, the Board of Directors adopted a Non-Qualified Stock Option Plan (the "1998 Plan"). Pursuant to the 1998 Plan, 1,000,000 shares of the Company's common stock were made available for awards. The 1998 Plan allows for Nonqualified Stock Options not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986. Non-qualified Stock Options may be granted to employees as well as non-employee directors and consultants to the Company. Exercise prices under the Plan must be at fair market value per share at date of grant.

         In July 1998, the Executive Compensation Committee awarded 500,000 option shares under 1998 Plan to three executive officers of the Company.

         In July 1998, the Board of Directors awarded 30,000 option shares under the 1998 Plan to three outside directors of the Company.

         In February 1999, the Company issued 100,000 option shares under the 1998 Plan at an exercise price of $2.00 per share and 100,000 1998 Plan option shares at an exercise price of $5.00 per share as partial compensation to seven individuals, including three executive officers, one subsidiary officer, two Outside Directors of the Company and one unaffiliated individual, for personally guaranteeing a $1,500,000 bank loan to the Company.

         In November 1999, the Company issued 200,000 option shares under the 1998 Plan at an exercise price of $0.875 per share as compensation to the Chairman of the Company, for personally guaranteeing and providing additional collateral to secure an incremental $600,000 bank loan to the Company.

         In August 2000, options to purchase 10,000 shares of common stock were exercised under the 1998 Plan. In June 2000, the Board of Directors approved the termination of the 1998 Plan.

         In December 1999 the shareholders of the Company approved an Incentive Stock Option Plan (the "1999 ISO Plan"), which was adopted by the Board of Directors on November 17, 1999. Pursuant to the 1999 ISO Plan, 1,500,000 shares of the Company's common stock were made available for awards. The 1999 Plan allows for Incentive Stock Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or they may be Non-Qualified Stock Options ("NSOs"). Exercise prices under the Plan must be at no less than fair market value per share at date of grant, and shall expire no more than five years from date of issuance.

         In December 1999 the Company awarded 550,000 option shares under the 1999 ISO Plan to certain officers of the Company at exercise prices of $1.20 per share (since repriced to $0.80 per share) and expiration dates of December 29, 2004.

         In December 1999 the Company awarded a total of 29,500 option shares under the 1999 ISO Plan to 18 employees of the Company in grants ranging from 500 option shares to 10,000 option shares at exercise prices ranging from $1.13 to $1.50 (with some since repriced to $0.80 per share) and expiration dates between July 9, 2004 and December 31, 2004.

         In December 1999 the Company awarded 39,000 option shares under the 1999 ISO Plan to certain Outside Directors of the Company at an exercise price of $1.20 per share (since repriced to $0.80 per share) and an expiration date of December 29, 2004.

         In May 2000, the Company awarded 2,000 option shares under the 1999 ISO Plan to an employee of the Company at an exercise price of $1.50 per share (since repriced to $0.80 per share) and an expiration date of May 19, 2005.

         In June 2000 the Company awarded 50,000 option shares under the 1999 ISO Plan to certain Outside Directors of the Company at an exercise price of $1.00 per share (since repriced to $0.80 per share), and an expiration date of June 30, 2005.

         In September 2000, the Company awarded 20,000 option shares under the 1999 ISO Plan to a consultant of the Company at an exercise price of $1.05 per share (since repriced to $0.80 per share) and an expiration date of September 18, 2005.

         In December 2000 the Company awarded 550,000 option shares under the 1999 ISO Plan to certain officers of the Company at exercise prices of $0.55 per share and expiration dates of December 29, 2004.

         In December 2000 the Company awarded 30,000 option shares under the 1999 ISO Plan to certain Outside Directors of the Company at an exercise price of $1.20 per share (since repriced to $0.80 per share) and an expiration date of December 29, 2004.

         In December 2000, the Company repriced all stock options issued in the preceding twelve months to an exercise price of $0.80 per share. A total of 559,000 1999 ISO Plan option shares were repriced, of which 450,000 were held by certain executive officers, and 86,000 were held by certain outside directors. All other terms of the options remained unchanged.

         No 1999 ISO Plan options have been exercised as of this date.

         In 1998, the Company issued $635,000 of convertible subordinated debentures. Up to 20% of the subordinated debenture notes are convertible, at any time at option of the holder, into the Company's common stock at a price of $2.00 per share. The $635,000 includes $350,000 of subordinated debentures issued to certain officers of the Company in exchange for a similar reduction in amounts due officers.

         In November 1999, the Company offered to convert up to 100% of the convertible subordinated debentures into Company common stock at a conversion price of $1.50 per share. Holders of $560,000 of debentures elected to convert their holdings into 373,333 shares of common stock, including conversion of all debentures held by officers of the Company. At December 31, 1999, the remaining $75,000 of convertible subordinated debentures remain outstanding under the original terms and conditions of the issuance.

         Other than the November 1999 conversions, none of the remaining $75,000 of subordinated debenture options have been exercised as of this date.


    Option activity under the above plans is summarized following:
                                                                                     December 31,
                                                                           --------------------------------
                                                                              2000                  1999
                                                                              ----                  ----
         Outstanding options at beginning of year                          1,548,500               730,000

         1999 ISO Plan options granted                                       652,000               618,500
         1999 ISO Plan options exercised                                         -0-                   -0-
         1999 ISO Plan options cancelled                                    (103,000)                  -0-

         1998 Plan options granted                                               -0-               400,000
         1998 Plan options exercised                                         (10,000)                  -0-
         1998 Plan options cancelled                                        (110,000)                  -0-

         1992 Plan options exercised                                             -0-              (150,000)
         1992 Plan options cancelled                                             -0-               (50,000)
                                                                           ---------             ---------

         Outstanding options at end of year                                1,977,500             1,548,500
                                                                           =========             =========

         Exercise prices
              Low                                                        $       .55           $       .60
              High                                                              5.00                  5.00

         Latest expiration date                                         December 29,          December 31,
                                                                                2005                  2004
Option/SAR Grants in Last Fiscal Year
-------------------------------------

         The following table sets forth, for the period ended December 31, 2000, certain  information as to the Option/SAR  grants to the  above-named  executive officers in the last fiscal year:
                                        Number of
                                       Securities        % of Total
                                       Underlying      Options/SARs to    Exercise or           Latest
                                      Options/SARs      Employees in       Base Price         Expiration
                                         Granted         Fiscal Year       ($/share)             Date
                                         -------         -----------       ---------             ----
         Mark Mendelson                  300,000             52%             $0.55         December 29, 2005
         Richard Chakejian, Jr.           None               N/A              N/A                 N/A
         Mark Glatz                      250,000             44%             $0.55         December 29, 2005

         The following  table presents  information  concerning each exercise of stock  options  during the fiscal  year ended  December  31, 2000 by each of the named  executive  officers and the value of unexercised  options at December 31,
2000:
                                                                       Number of Shares        Value of
                                                                       Underlying              Unexercised
                                    Shares                             Unexercised             In-the-Money
                                    Acquired                           Options at FY-End       Options at FY-End
                                    on                 Value           Exercisable/            Exercisable/
Name                                Exercise           Realized        Unexercisable           Unexercisable
----                                --------           --------        -------------           -------------

Mark Mendelson                             0               $-0-        1,100,000/-0-              $-0-/-0-
Richard N. Chakejian, Jr.                  0               $-0-           20,000/-0-              $-0-/-0-
Mark E. Glatz                              0               $-0-          570,000/-0-              $-0-/-0-

Stock Appreciation Rights and Long Term Incentive Plans
-------------------------------------------------------

         None.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of November 21, 2001 by i) each person known by the Company to own beneficially 5% of such stock, ii) each Director of the Company, iii) each executive officer of the Company, and iv) all Directors and executive officers of the Company as a group. Other than as listed below, the address for each of the listed individuals is: P.O. Box 207, Flourtown, PA 19031

                                                                  Number of Shares                 Percent
         Name of Beneficial Owner (F1)                          Beneficially Owned                of Total
         -----------------------------                          ------------------                --------
         Mark Mendelson (F2), (F3)............................           5,101,877                   40.8%
         John E. Dell (F2)  ..................................             450,000                    3.6%
         Richard N. Chakejian, Jr. (F4).......................             804,834                    6.4%
         Mark E. Glatz (F5)...................................           1,467,832                   11.7%
         Paul Dandridge (F7)..................................              20,000                    0.2%
         James Greenfield (F6)................................             138,000                    1.1%
         Vincent Muratore ....................................           1,033,500                    8.3%
         Pasquale Nestico (F7)................................              93,334                    0.7%
         John Papandon (F6)      .............................             138,000                    1.1%
         All Directors and officers as a group................           7,992,543                   64.0%

         Total number of (fully diluted) shares...............          12,495,664                  100.0%

NOTES:
(F1) Unless otherwise indicated, each person has sole voting and investment powers with respect to the shares
(F2) Consists of 450,000 shares of common stock owned by Mr. Dell subject to an irrevocable voting trust which is voted by Mr. Mendelson; c/o Gallagher Broidy & Butler, Attn: Thomas P. Gallagher, 212 Carnegie Center, Suite 402, Princeton, NJ 08540
(F3) Includes options to purchase 550,000 shares under the Company's 1998 Plan and 550,000 shares under the Company's 1999 ISO Plan
(F4) In September 2000, the Board of Directors terminated Richard N. Chakejian, Jr. as an officer and employee of the Company and certain subsidiaries; includes options to purchase 20,000 shares under 1998 Plan
(F5) Includes options to purchase 120,000 shares under 1998 Plan and 450,000 shares under the 1999 ISO Plan
(F6) Includes options to purchase 30,000 shares under 1998 Plan and 38,000 shares under 1999 ISO Plan
(F7)  Includes options to purchase 20,000 shares under 1999 ISO Plan

Certain Relationships and Related Transactions
----------------------------------------------

         In January 1999, the Company issued 200,000 shares of common stock, options to purchase 100,000 shares at $2.00 per share, and options to purchase 100,000 shares at $5.00 per share as compensation to certain individuals for personally guaranteeing a $1,500,000 bank loan to the Company. The guarantors included the three executive officers of the Company and two Outside Directors of the Company, as well as Lester W. Salzman, at that time President of First Chesapeake Funding, a wholly-owned subsidiary of the Company, as follows:

                                               Number of            Number of             Number of
                                                  Shares        Option Shares         Option Shares
                                                  Issued      at $2.00 Issued       at $5.00 Issued
                                                  ------      ---------------       ---------------

        Mark Mendelson                            50,000               25,000                25,000
        Richard N. Chakejian, Jr.                 20,000               10,000                10,000
        Mark E. Glatz                             20,000               10,000                10,000
        John Papandon                             20,000               10,000                10,000
        James Greenfield                          20,000               10,000                10,000
        Lester W. Salzman                         20,000               10,000                10,000
        (Unrelated party)                         50,000               25,000                25,000
        -----------------                         ------               ------                ------
        Totals                                   200,000              100,000               100,000

         In January 1999, the Company issued 50,000 shares of common stock to James Greenfield and 50,000 shares of common stock to John Papandon, both Directors of the Company, for prior services rendered in lieu of cash payments.

         Richard Chakejian, Sr., the father of the President, was manager and sole employee of Premiere Chemical Products, and was the purchaser of the stock of this subsidiary upon its divestiture as of January 1, 1999.

         There are no other family relationships among any of the Directors or executive officers of the Company or its subsidiaries.

         Until July 2001, the Company utilized approximately 2,000 square feet of office and warehouse space in a property owned by an entity controlled by Mark Mendelson, Chairman of the Board and Chief Executive Officer. Until July 2001, NAI also utilizee approximately 25,000 square feet of office and warehouse space in the same property. No current rental payments were made by the Company, although both entities contributed pro rata toward the utilities and operating costs of the property.

         All future transactions with officers, Directors or five percent (5%) stockholders of the Company will be approved by the independent disinterested members of the Company's Board of Directors and be on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

                                   PROPOSAL 2
                                   ----------

         Section 2.5 of the Company's 1999 Incentive Stock Option Plan states that the maximum number of shares of Common Stock which may be subject to Stock Options granted under the plan shall be 1,500,000.

         As approved at a meeting of the Board of Directors on May 22, 2001, the Company shall amend the 1999 Incentive Stock Option Plan to increase the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Company's 1999 Incentive Stock Option Plan from 1,500,000 to 2,500,000 shares.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S 1999 INCENTIVE STOCK OPTION PLAN. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AND BYLAWS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

Other Matters

         The Board of Directors knows of no other matters to be brought before the meeting. If any other matters are properly presented, however, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

Shareholder Proposals

         The shareholders may present proposals for consideration at the 2002 annual meeting of shareholders of the Company for the inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to First Chesapeake Financial Corporation. Shareholder proposals must be received by March 1, 2002, to be included in the proxy materials for the 2002 annual meeting.

Annual Report to Shareholders

         The Annual Report to shareholders of the Company for the year ended December 31, 2000, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Further Information

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 2000. SUCH WRITTEN REQUEST SHOULD BE SENT TO FIRST CHESAPEAKE FINANCIAL CORPORATION, P.O. BOX 207, FLOURTOWN, PA 19031, ATTENTION: JAMES J. GREENFIELD, SECRETARY.

By Order of the Board of Directors


James J. Greenfield
Secretary

November 29, 2001

                     FIRST CHESAPEAKE FINANCIAL CORPORATION

         The undersigned hereby appoints James J. Greenfield and Mark Mendelson, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of First Chesapeake Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held on December 27, 2001 and at any and all postponements and adjournments thereof, upon the following matters:

          1. For the election of Paul Dandridge, Mark Glatz, James Greenfield, Mark Mendelson, Vincent Muratore, John Papandon, and Pasquale Nestico to serve as Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2002 and until their successors are elected and qualified:

                    _____For All Nominees        _____Against All Nominees

                    (INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEES NAME BELOW):

                    Paul Dandridge
                    Mark Glatz
                    James Greenfield
                    Mark Mendelson
                    Vincent Muratore
                    John Papandon
                    Pasquale Nestico

          2. For the amendment of Section 2.5 of the 1999 Incentive Stock Option Plan to increase the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Company's 1999 Incentive Stock Option Plan from 1,500,000 to 2,500,000 shares:

                    _____For Approval            _____Against Approval

          3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1.

         IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" SUCH ITEM.


Dated _______________, 2001


_______________________________________     Please sign as name appears on stock
              Signature                     certificate.  If stock is jointly
                                            owned, both parties must sign.
_______________________________________
              Signature

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
              PLEASE DATE, SIGN AND RETURN THIS PROXY IMMEDIATELY.